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               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-49894) pertaining to the Burlington Industries, Inc. 1992 Equity Incentive Plan, the Registration Statement (Form S-8 No. 333-09501) pertaining to the Burlington Industries, Inc. 1995 Equity Incentive Plan, the Registration Statement (Form S-8 No. 333-85629) pertaining to the Burlington Industries, Inc. 1998 Equity Incentive Plan, the Registration Statement (Form S-8 No. 333-38660) pertaining to the Burlington Industries, Inc. Award Agreement dated June 1, 2000 and the Registration Statement (Form S-8 No. 333-57756) pertaining to the Burlington Industries, Inc. Award Agreement dated March 7, 2001 of our report dated November 15, 2001, except for Notes A and G, as to which the date is December 12, 2001, with respect to the consolidated financial statements and schedule of Burlington Industries, Inc. included in this Annual Report (Form 10-K) for the year ended September 29, 2001


                                                          s/s Ernst & Young LLP

Greensboro, North Carolina
December 20, 2001